Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-181253 on Form S-1 of our report dated June 19, 2012 relating to the combined financial statements and financial statement schedule of Tyco Flow Control International Ltd. and the Flow Control Business of Tyco International Ltd., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York

August 17, 2012